Exhibit 10.42

                     ALBERTSON'S SEVERANCE PLAN FOR OFFICERS
                            Effective October 1, 2002


                               SECTION 1--PURPOSE

     The purpose of the Albertson's Severance Plan for Officers ("Plan") is to provide severance pay and benefits to certain Officers of Albertson's, Inc. and its subsidiaries (collectively the "Company") whose employment is involuntarily terminated, where such employment termination is due to a job restructuring, reduction in force, or job elimination and not due to any other reason, including but not limited to unsatisfactory performance or voluntary termination by the Officer. When the employment of such Officers is so terminated, the employment relationship shall be completely severed and affected Officers shall have no current or future right to employment on a full-time, part-time, per diem, consulting or other basis.

     The Plan is intended to be an "employee welfare benefit plan" as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended. Severance benefits for eligible officers shall be determined exclusively under this Plan unless a separate agreement has been or is reached. All of the corporate policies and practices regarding severance or similar payments upon employment termination, with respect to Officers eligible to participate herein are hereby superseded by this Plan. Benefits under this Plan are in no way contingent upon retirement under any Company retirement plan.


                             SECTION 2--DEFINITIONS

     The following  capitalized  terms shall have the meanings set forth in this
Section 2 unless the context clearly indicates otherwise:

2.1      Administrator means the Company or its delegees.

2.2 Covered Reason means an involuntary termination of employment with the company due to a job restructuring, reduction in force or job elimination (and not due to any other reason, including but not limited to unsatisfactory performance or voluntary termination by the Officer.)

2.3      Company means Albertson's, Inc. and its subsidiaries.

2.4      Effective Date means October 1, 2002.

2.5 ERISA means the Employee Retirement Income Security Act of 1974, as amended.



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2.6      Officer means any active,  regular  officer of the Company who has been employed by the Company for at least one year. For purposes of this Plan, "Officer" excludes (a) any individual who has an individual employment or severance agreement with the Company and (b) any individual who is or may become entitled to severance benefits under another severance plan sponsored by the Company.

2.7 Participant means an Officer who is notified by the Company that his or her employment is to be involuntarily terminated by the Company on or after the Effective Date, other than termination that is the result of actions by the Officer which, as determined by the Company in its sole discretion, would normally result in termination or discharge.

2.8 Pay or Base Pay means the Officer's regular base salary or wages on the Officer's Severance Date, excluding all extra pay or special pay such as premiums, bonuses, commissions, living or other allowance.

2.9 Plan means the Albertson's Severance Plan for Officers Effective October 1, 2002.

2.10     Plan Year means the period from June 1 through May 31.

2.11 Release Agreement means the Severance and Release Agreement given by the Participant to the Company and other matters stated therein. The Severance and Release Agreement shall bind the Participant and the Company.

2.12 Severance Date means the date established by the Company in its sole discretion as a Participant's last day of employment.

2.13 Successor means any employer (whether or not the employer is affiliated with the Company) which acquires (through merger, consolidation, reorganization, transfer, sublease, assignment, or otherwise) (i) all or substantially all of the business or assets of the Company, of a division of the Company, or of a single facility or business unit of the Company, or (ii) the facility where the Officer usually works.

2.14 Years of Service shall mean the completed 12-month periods during which an Officer has been employed by the Company on a continuous basis measured from the Officer's most recent hire or rehire date (not an adjusted or reinstated hire date).


                       SECTION 3--ELIGIBILITY AND PAYMENT

3.1 Eligibility. Subject to Sections 3.2, 3.3, and 3.4 of this Plan, an Officer shall become a Participant if on or after the Effective Date, the Officer is notified by the Company that his or her employment with the Company is to be involuntarily terminated by the Company, unless such termination is the result of actions by the Officer which, as determined by the Company in its sole discretion, would normally result in a termination or discharge. An employee who is on a Company-approved Family and Medical leave for a personal serious health condition, worker's compensation leave or other medical or disability-related leave will be subject to the appropriate Company leave policy when the employee returns from leave.


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         The forgoing, to the contrary notwithstanding, the Company reserves the right to determine the applicability or  non-applicability  of the Plan
         in  its  sole  and   absolute   discretion   based  on  the  facts  and
         circumstances of each situation and administered in a fair and non-discriminatory manner.

3.2 Payment. A Participant shall be entitled to the severance pay set forth in Section 4 hereof, if:

         (a) he or she returns, and does not revoke, a completed and executed Release Agreement to the Company within the time specified in the Release Agreement; and
         (b) he or she is not and does not become disqualified from receiving severance pay pursuant to Section 3.3 hereof at any time prior to such person's Severance Date.

3.3 Disqualifying Events. A Participant shall not be entitled to the severance pay set forth in Section 4 hereof, if:

         (a) the Officer either (i) fails to return a signed Release Agreement to the Company within the time period specified by the Company after that person's Severance Date or (ii) revokes such Release Agreement within the time period specified in the Release Agreement;

         (b) the Officer is notified of a subsequent termination date for his or her employment and, prior to such date, the Officer (i) terminates voluntarily his or her employment, (ii) fails to show up and properly attend work, and/or (iii) fails to adequately perform his or her employment duties as established by the Company in its sole discretion;

         (c) the Officer rejects an offer or fails to accept an offer of another position from the Company, a Successor or from any affiliate of the Company; provided, however, that an Officer may still receive his or her severance benefits despite rejecting such offer if either (i) the new position has a Base Pay less than eighty (80) percent of his or her current Base Pay, or (ii) the new job will require the Officer to work in a location more than 50 miles from his or her current workplace.

3.4 Release. Prior to the date the Participant's employment with the Company will terminate, such Participant will receive a Release Agreement in a form satisfactory to the Company, substantially in the form attached to this Plan as Exhibit A-1 or Exhibit A-2. If the Participant accepts and agrees to his or her severance pay and benefits as determined, he or she shall execute the Release Agreement and return it to the Group Vice President, HR Administration and Employee Benefits within the time period specified by the Company following his or her Severance Date. Such Release Agreement must be timely and appropriately executed by its terms for the Participants to qualify for payments and benefits under Section 4.

3.5 Reemployment. By accepting a severance payment under the Plan, the Participant agrees not to reapply for employment with the Company within six months (or such other period as provided in the Severance and Release Agreement) of the Participants' severance date.

                 SECTION 4--AMOUNT AND PAYMENT OF SEVERANCE PAY

4.1 Amount and Timing. A Participant's severance pay under this Section 4 shall be the number of weeks of Pay set forth in the schedule below based on such Participant's status and his or her number of full Years of Service and shall be paid in one lump sum as soon as administratively practicable after the Participant's Severance Date and the Company's receipt of the Participant's signed Release Agreement. Amounts to be paid are as follows:

               Two week's pay per full Year of Service, with a minimum of 8 weeks' Pay, plus 100 percent target bonus prorated based on the number of weeks actually worked during the fiscal year less any bonus already paid.

         Employment taxes shall be withheld from all severance payments but voluntary deductions shall not be allowed. In addition, any amount payable under this Section shall be reduced (but not below zero) by any payment made as required by government-mandated programs that require payment of wages and fringe benefits in lieu of appropriate notice of closing, layoffs or termination of employment.

4.2      Additional  Benefits.   The  Company  will  also  offer  the  following
         additional benefits.

         (a) Participants shall have the right to continue medical and dental benefits under the continuation health coverage provisions of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA) after his or her Severance Date, if otherwise eligible and/or, if eligible, may enroll in the Retiree Health Plan. To the extent that the Participant is eligible for and elects COBRA coverage, the Company shall cover the premiums or cost of such coverage (excluding IRC section 125 flexible spending accounts) on a monthly basis for the lesser of (1) the first 6 months of coverage or (2) until Participant no longer qualifies to participate. At the end of the Officer's Company-paid COBRA coverage, the Officer may continue COBRA coverage at the Officer's expense or to the extent eligible under the terms of such Plan may elect to participate in the Company's self-pay retiree health care plan.


         (b) The Company may offer outplacement services to Participants, which will be based on the Participant's position.

4.3 Vacation Pay. Participants shall be paid for normal termination vacation pay and any other earned pay (if any) pursuant to existing Company policy and applicable state law.

4.4 Other Benefit Plans. Benefits under any other employee benefit plans, including but not limited to, tax-qualified retirement plans, retiree health care plans, medical or dependent care expense accounts, fringe benefit plans, policies, programs, stock option plans and nonqualified deferred compensation plans sponsored by the Company are governed solely by the terms of those plans, programs or policies. Participants may exercise stock options, to the extent that such options are exercisable under their terms. This Plan does not change the eligibility, termination or other provisions for those benefits.

4.5 Offset. The Company reserves the right to offset the benefits payable under Section 4, by any advance, loan or other monies the Participant owes the Company.

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                            SECTION 5--DEATH BENEFITS

5.1 Death. If a Participant dies before receiving all of his or her severance pay due under this Plan, such pay will be distributed in one lump sum cash payment to the Officer's estate.

5.2 Payment after Death. The Administrator may require that any individual or entity purporting to represent a Participant's estate provide such proof of such status as the Administrator may deem appropriate, including but not limited to letters testamentary or letters of administration. The Administrator may also require that such individual, as a condition to receiving severance pay, agree in a provision to be incorporated in the Release Agreement, to indemnify and hold harmless the Administrator and such other persons deemed appropriate by the Administrator for any financial responsibility, liability or expense arising out of a claim by another party or parties asserting entitlement to all or part of the benefit payable hereunder. In addition, the Company reserves the right to offset the benefits payable under this Section 5 by any advance, loan or other monies the Participant, with respect to whom the severance pay is being paid, owes the Company.

                            SECTION 6--ADMINISTRATION

6.1 Interpretation. The Company shall have sole discretionary authority to interpret, construe, apply and administer the terms of the Plan and to determine eligibility for and the amounts of benefits under the Plan, including interpretation of ambiguous Plan provisions, determination of disputed facts or application of Plan provisions to unanticipated circumstances. The Company's decision on any such matter shall be final and binding.

6.2 Reporting and Disclosure. The Company shall be the administrator of the Plan for purposes of Section 3(16) of ERISA and shall have responsibility for complying with any ERISA reporting and disclosure rules applicable to the Plan for any Plan Year. The Administrator may at any time delegate to any other named person or body, or reassume therefrom, any of its fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) or administrative duties with respect to this Plan.

6.3 Service Providers. The Administrator may contract with one or more persons to render advice or services with regard to any responsibility it has under this Plan.

6.4 Rules. Subject to the limitations of this Plan, the Administrator shall from time to time establish such rules for the administration of this Plan as the Administrator may deem desirable.


                           SECTION 7--CLAIMS PROCEDURE

7.1 If a Participant believes he or she has not been provided with severance pay benefits due under the Plan, then the Participant may file a request for benefits under this procedure with the Employee Benefits Department or its delegate within ninety (90) days after the date the Participant believes he or she should have received such benefits. If a Participant makes such a request for benefits under the Plan and that claim is denied, in whole or in part, the Administrator shall notify the Participant of the adverse determination within ninety
         (90) calendar days unless the Administrator determines
         that special circumstances require an extension of time for processing. If the Administrator determines that an extension of time is necessary, written notice shall be furnished to the claimant prior to the end of the initial ninety-day period and the extension shall not exceed ninety days from the original ninety-day period. The extension notice shall indicate the special circumstances requiring an extension and the date by which the Administrator expects to render a determination.

         The Administrator shall notify the Participant of the specific reasons for the denial with specific references to pertinent Plan provisions on which the denial is based and shall notify the Participant of any additional material or information that is needed to perfect the claim and explanation of why such material or information is necessary. At that time the Participant will be advised of his or her right to appeal that determination, and given an explanation of the Plan's review and appeal procedure including time limits, and a statement regarding the Participant's right to bring a civil action under ERISA section 502(a) following an adverse determination or appeal.

7.2 A Participant may appeal the determination or denial by submitting to the Administrator within sixty (60) calendar days after receiving a denial notice:

         (a)      Requesting a review by the Administrator of the claim;

         (b) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

         (c) Setting forth any issues or comments which the Participant deems relevant to the claim.

         The Participant may submit written comments, documents, records and other information relating to his claim. Upon request, the Participant may obtain free of charge, copies of all documents and records relevant to his claim.

7.3 The Administrator shall act upon the appeal taking into account all comments, documents, records and other information submitted by the Participant without regard to whether such information was submitted or considered in the initial benefit determination and shall render a decision within sixty (60) days or one hundred twenty (120) days in special circumstances after its receipt of the appeal. If the Administrator determines that an extension of time is necessary, written notice of the extension shall be furnished to the Participant prior to the end of the initial sixty-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a determination.

         The Administrator shall review the claim and all written materials submitted by the Participant, and may require him or her to submit, within ten (10) days of its written notice, such additional facts, documents, or other evidence as the Administrator in its sole discretion deems necessary or advisable in making such a review. On the basis of its review, the Administrator shall make an independent determination of the Participant's eligibility for benefits and the amount of such benefits under the Plan. The decision of the Administrator on any claim shall be final and conclusive upon all persons if supported by substantial evidence.

         If the Administrator denies a claim on review in whole or in part, it shall give the Participant written notice of its decision setting forth the following: (a) the specific reasons for the denial and specific references to the pertinent Plan provisions on which its decision was based; (b) notice that the Participant may obtain free of charge, copies of all documents, records and other information relevant to the Participant's claim; and (c) a statement of the Participant's right to bring a civil action under section 502(a) of ERISA.

7.4 A Participant or his or her legal representative may challenge any final appeal decision by filing an action in a federal court of competent jurisdiction, provided that such action is filed no later than 90 days after receipt of a final decision by the Participant or his or her legal representative.


                               SECTION 8--GENERAL

8.1 Funding. The benefits and costs of this Plan shall be paid by the Company out of its general assets.

8.2 ERISA Status. This Plan is intended to be an "employee welfare benefit plan", as defined in Section 3(1), Subtitle A of Title 1 of ERISA. The Plan will be interpreted to effectuate this intent. Notwithstanding any other provision of this Plan, no Officer shall receive hereunder any payment exceeding twice that Officer's annual compensation during the year immediately preceding the termination of his service, within the meaning of 29 C.F.R. Section 2510.3-2, as the same was in effect on the effective date of this Plan.

                      SECTION 9--AMENDMENT AND TERMINATION

     The Company reserves the right to amend this Plan, in whole or in part, or discontinue or terminate the Plan; provided, however, that any such amendment, discontinuance or termination shall not affect any right of any Participant to claim benefits under the Plan or as in effect prior to such amendment, discontinuance or termination, for events occurring prior to the date of such amendment, discontinuance or termination. An amendment to this Plan, and/or resolution of discontinuance or termination, may be made by the Administrator, to the extent permitted by resolution of the Board of Directors.

     IN WITNESS WHEREOF, the Company has caused its officer, duly authorized by its Board of Directors to execute the Plan effective as of the 1st day of October, 2002.

                                        ALBERTSON'S, INC.



                                        /S/ John Sims
                                        --------------------------------------
                                        By:
                                        Name:   John Sims
                                        Its:    Executive Vice President &
                                                General Counsel